Exhibit 10.3
SETTLEMENT AGREEMENT AND SPECIFIC RELEASE
This Settlement Agreement and Specific Release (the “Agreement”) is entered into as of this 27th day of September, 2010 by and between ORBCOMM LLC, a limited liability company organized under the laws of the state of Delaware, USA (“ORBCOMM LLC”); ORBCOMM Inc., a Delaware corporation (“ORBCOMM Inc.” and together with ORBCOMM LLC “ORBCOMM”), each with its offices located at 2115 Linwood Avenue, Fort Lee, New Jersey 07024, USA; and OHB-System AG, a German corporation (“OHB System”); OHB Technology AG, a German corporation (“OHB Technology” and together with OHB System, “OHB”), each with its principal place of business located at Universitaetsallee 27-29, 28359 Bremen, Germany. OHB and ORBCOMM are hereinafter collectively referred to as the “Parties”.
WHEREAS, ORBCOMM Inc. and OHB System are parties to the (i) ORBCOMM CONCEPT DEMONSTRATION SATELLITE BUS, INTEGRATION TEST AND LAUNCH SERVICES PROCUREMENT AGREEMENT B10LG 1197 dated as of March 10, 2005 with respect to the Coast Guard Demonstration Satellite and (ii) Amendment Number 1 dated June 5th 2006, as amended, with respect to Quick Launch satellites #1-6 (such agreements referred to in clauses (i) and (ii) of this paragraph, collectively, the “Satellite Agreements”); and
WHEREAS, pursuant to a Settlement and Release Agreement (the “Insurer Settlement Agreement”) dated on or about December 10, 2009, ORBCOMM, on the one hand, and the Insurers at Interest identified in the Annex to the Insurer Settlement Agreement, and their subsidiaries, affiliates and parents (the “Insurers”), on the other hand, finally and definitively settled any and all claims arising from or in connection with or relating in any way to any and all of the Coast Guard Demonstration Satellite and Quick Launch Satellites # 1-5 (collectively, the “Insured Satellites”), whether under the Insurance Policy No. 576/ANS0209 (the “Policy”) or otherwise as set forth therein; and

WHEREAS, pursuant to the Insurer Settlement Agreement (i) ORBCOMM acknowledged and agreed that each of the Insurers is subrogated, but only to the extent of its respective proportion of the Settlement Amount (as defined therein) paid by such Insurer, to any and all rights, actions, causes of action, and claims of any kind in contract, tort, and/or otherwise that ORBCOMM now has or may have against any persons, entity, firm or organizations arising from or in connection with or relating to the loss or failure of the Insured Satellites, in accordance with CONDITION 8 (Subrogation) of the Policy, including but not limited to under any warranty provided by OHB (“Insurers’ Subrogation Claim”); and (ii) each of the Insurers acknowledged and agreed that the Insurers are not subrogated into any of ORBCOMM’s rights to the extent of and in proportion to the coinsurance provided by ORBCOMM under the Policy, being $10,000,000 of the total amount of insurance of $60,000,000 (“ORBCOMM’s Pro-Rata Retained Claim”), which rights remain with ORBCOMM, and that in accordance therewith ORBCOMM may independently settle or pursue its own recovery action against any party, provided that ORBCOMM shall do nothing to prejudice the Insurers’ rights of recovery; and
WHEREAS, simultaneously with the execution hereof, ORBCOMM Inc. and OHB System have entered into an AIS Satellite Deployment and License Agreement for OHB System, through its affiliate Luxspace Sarl, to design, construct and launch two (2) Automatic Identification System microsatellites, any required ground support equipment and provide the launch services and exclusive licenses as set forth therein; and as part of and in consideration of such agreement, (i) ORBCOMM and OHB wish to settle and release each Party’s claims arising from or relating to Quick Launch satellite #6, which is not an Insured Satellite under the Policy and (ii) ORBCOMM wishes to settle and release OHB of its claims arising from ORBCOMM’s Pro-Rata Retained Claim, in each case in accordance with the terms of this Agreement.

NOW, THEREFORE, in consideration of the mutual agreements and conditions set forth herein, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Parties agree as follows:
1. Mutual Release — Quick Launch #6. Effective upon the execution by OHB System and ORBCOMM Inc. of the AIS Satellite Deployment and License Agreement, except as set forth in paragraph 2 below, the Parties release each other as follows (the “Mutual Release”):
The Parties hereby forever release, acquit, and discharge, and covenant not to sue each other, and each of their respective successors, parents, subsidiaries, trustees of each, and affiliates, and each of their respective past, present and future officers, directors, stockholders, partners, agents, representatives, and attorneys from any and all claims and possible claims, demands, sums of money, actions, rights, obligations, and liabilities of whatever kind, nature or description, direct or indirect, whether known or unknown, hidden or concealed, suspected or unsuspected, or hereafter discovered or ascertained, whether or not accrued or asserted, in law or in equity, in contract or in tort or otherwise, made or which could have been made by reason of any matter, cause or thing in any way arising from or relating to Quick Launch satellite #6.
2. Exclusions to the Mutual Release. For the avoidance of doubt, the following are excluded from the Mutual Release: (i) any and all rights, actions, causes of action, defenses and claims of any kind in contract, tort, and/or otherwise that the Insurers now have or may have against any persons, entity, firm or organizations arising from or in connection with or relating to the loss or failure of the Insured Satellites, including but not limited to under any warranty provided by OHB or any claims or matter related to the Insured Satellites, (ii) any and all rights, actions, causes of action, defenses and claims of any kind in contract, tort, and/or otherwise that the Parties now have or may have against any persons, entity, firm or organizations arising from or in connection with or relating to the loss or failure of the Insured Satellites and (iii) except as set forth in paragraph 1, any rights, actions, causes of action, defenses and claims of any kind that OHB now has or may have against ORBCOMM pursuant to the Satellite Agreements (other than with respect to Quick Launch satellite #6); provided that ORBCOMM shall retain all rights in defense of any such claims referred to in this clause (iii).

3. ORBCOMM Release — ORBCOMM’s Pro-Rata Retained Claim. Effective upon the execution by OHB System and ORBCOMM Inc. of the AIS Satellite Deployment and License Agreement, except as set forth in paragraph 4 below, ORBCOMM releases OHB as follows (the “ORBCOMM Release”):
ORBCOMM hereby forever releases, acquits, and discharges, and covenants not to sue OHB, and its successors, parents, subsidiaries, trustees of each, and affiliates, and its past, present and future officers, directors, stockholders, partners, agents, representatives, and attorneys (collectively, “OHB Released Parties”) from any and all claims and possible claims, demands, sums of money, actions, rights, obligations, and liabilities of whatever kind, nature or description, direct or indirect, whether known or unknown, hidden or concealed, suspected or unsuspected, or hereafter discovered or ascertained, whether or not accrued or asserted, in law or in equity, in contract or in tort or otherwise, made or which could have been made by reason of any matter, cause or thing arising from ORBCOMM’s Pro-Rata Retained Claim.
4. Exclusions to the ORBCOMM Release. For the avoidance of doubt, the following are excluded from the ORBCOMM Release: (i) the Insurers’ Subrogation Claim and (ii) all of ORBCOMM’s rights in defense of any claims by any persons in any way arising from ORBCOMM’s Pro Rata Retained Claim, the Satellite Agreements or the Insured Satellites. The ORBCOMM Release shall be null and void in all respects if any OHB Released Parties bring any legal or arbitral proceeding against ORBCOMM or its affiliates in any way arising from ORBCOMM’s Pro-Rata Retained Claim, the Satellite Agreements or the Insured Satellites.
5. Self-Operative Release. The Mutual Release and ORBCOMM Release set forth in this Agreement shall be self-operative upon the exchange of fully-executed copies of this Agreement.
6. Successors and Assigns. This Agreement shall be binding upon and inure to the benefit of the Parties hereto, their respective successors and permitted assigns. Neither this Agreement nor any interests or obligations of either Party hereunder shall be assigned or transferred (by operation of law or otherwise) to any person without the prior written consent of the other Party.

7. Entire Agreement. This Agreement contains the entire agreement between the Parties with respect to the subject matter of this Agreement, and supersedes any and all prior agreements and understandings, whether oral or written, between the Parties with respect to the subject matter of this Agreement. This Agreement may be amended only by an agreement in writing signed by a duly-authorized representative of each of the Parties hereto.
8. Counterparts. This Agreement may be executed in one or more original counterparts, such that when the executed signature pages are taken together, they shall constitute an original.
9. Confidentiality. Other than the fact of settlement, the facts regarding the claims and this settlement shall be confidential except to the extent that such disclosure is reasonably necessary for purposes of (i) communicating financial and other disclosure information and results to investors; (ii) responding to inquiries or requests from regulatory agencies or self-regulatory agencies; (iii) obtaining legal, accounting or other professional services; (iv) enforcing the Agreement; (v) dealing with the Insurers or other insurance carriers; and (vi) responding to other inquiries as may be legally required.
10. Representations of Parties. The Parties represent that they have read the terms of this Agreement, that such terms are fully understood by each of them, that they have authority to enter into the same, and that they have entered into this Agreement voluntarily with full knowledge of the effect thereof. The individuals executing this Agreement on behalf of the Parties represent that they have full power and authority to execute it on behalf of such Party.
11. No Admissions of Liability and Fault. Neither the execution and acceptance of this Agreement, nor the performance of obligations hereunder, shall constitute in any manner, or is to be presumed, construed, or deemed to be an admission of liability, fault, wrongdoing, or misconduct, of any kind by any Party.
12. Interpretation. The Mutual Release and ORBCOMM Release set forth in this Agreement shall not be interpreted to prejudice (i) the Insurers’ right of recovery against OHB, if any, with respect to the Insured Satellites or the Insurers’ Subrogation Claim; or (ii) either Party’s defenses with respect to the Insured Satellites or the Insurers’ Subrogation Claim. This Agreement shall be interpreted, construed and enforced according to the substantive laws of the State of New York. Any dispute arising out of this Agreement, or the breach thereof, shall be brought in a court of competent jurisdiction in the State of New York, the parties expressly consenting to venue in the State of New York.

IN WITNESS WHEREOF, each of the Parties has executed this Agreement as of the date first written above.

OHB-SYSTEM AG
By:
Name:
Title:

OHB TECHNOLOGY AG
By:
Name:
Title:

ORBCOMM LLC
By:
Name:
Title:

ORBCOMM INC.
By:
Name:
Title:

6